Exhibit 99.1

Momenta Provides Year-End 2019 Update and 2020 Outlook

-- Interim Phase 1 / 2 data of M254 in ITP supports expansion of lower dose cohorts;
additional data expected Q2; plan to initiate Phase 2 study in CIDP –

-- Nipocalimab (M281) MG study 80% enrolled; readout expected in Q3 2020 –

-- Expanding pipeline of novel therapeutic including nomination of new SIFbody development candidate targeting CD38 and–

-- Expects $545.1M in cash, cash equivalents, and marketable securities at year-end 2019 --

CAMBRIDGE, Mass. — January 13, 2020 — Momenta Pharmaceuticals, Inc. (NASDAQ: MNTA), a biotechnology company focused on discovering and developing novel biologic therapeutics to treat rare immune-mediated diseases, today provided a 2019 year-end corporate update and key anticipated milestones for 2020.

“We expect 2020 to be a significant year of value inflection for Momenta, as we approach key data readouts across our novel auto- and alloimmune programs. In particular, we start the year with promising interim data for our M254 program in ITP, with additional data expected in Q2, and look forward to sharing nipocalimab data in MG in Q3,” said Craig A. Wheeler, President and Chief Executive Officer of Momenta Pharmaceuticals. “We also continue to grow our pipeline, with the goal to initiate a Phase 2 study for M254 in CIDP later this year and the nomination of a new SIFbody development candidate. With a strong balance sheet supporting our efforts, we have multiple new product and potential partnering opportunities ahead of us.

It has been a pivotal year for Momenta, due to the dedication of our team and their focus on unraveling the complexity of immune-mediated diseases. Today we are proud to reveal our new corporate identity. With a renewed purpose and a strong drive to make a meaningful difference in the lives of patients with unmet needs, this new brand is a great way to kickoff 2020.”

Overview of Programs and Anticipated 2020 Milestones

M254 (hsIgG): a hypersialylated immunoglobulin designed as a high potency alternative for intravenous immunoglobulin (IVIg)

•	The Company’s multi-part Phase 1/2 clinical trial in idiopathic thrombocytopenic purpura (ITP) has completed Part A and is progressing through Part B, which is evaluating M254 in a single ascending dose (SAD) cohort of ITP patients, followed by 1,000 mg/kg of IVIg.

•	Five of six ITP patients administered M254 (43 mg/kg to 250 mg/kg) responded and exhibited platelet counts >=50 x 109/L.
•	Based on early favorable responses to M254 and variable responses to IVIg, the Company is augmenting the number of patients in the Part B cohorts and including a lower dose cohort.
•	Enrollment is ongoing and the Company expects to report additional data from Part B of the study in the second quarter of 2020.
•	The Company also plans to initiate a clinical study of M254 in chronic inflammatory demyelinating polyneuropathy (CIDP) later in 2020.

Nipocalimab (M281): a fully human anti-neonatal Fc receptor (FcRn) aglycosylated immunoglobulin G (IgG1) monoclonal antibody (mAb)

•	Vivacity-MG, the Company’s Phase 2 clinical study of nipocalimab in generalized myasthenia gravis (gMG), continues to enroll patients, with 80% of the trial enrolled.The Company expects to report top-line data from this study in the third quarter of 2020.

•	Unity, the Company’s global multi-center Phase 2 clinical study of nipocalimab in hemolytic disease of the fetus and newborn (HDFN), is actively enrolling patients,with four patients currently enrolled. The Company expects to report top-line data from this study in 2021.

•	Energy, the Company’s adaptive Phase 2/3 clinical study of nipocalimab in warm autoimmune hemolytic anemia (wAIHA) commenced in the third quarter 2019. The Company is activating clinical sites in both the United States and European Union and is enrolling patients. Nipocalimab has been granted Fast Track and Orphan Drug designation by the FDA in this indication and the Company expects to report top-line data from this study around the end of 2021.

M230 (CSL730): a recombinant Fc multimer being developed in collaboration with CSL

•	A Phase 1 clinical program to evaluate the safety and tolerability of M230 in healthy volunteers is continuing and Momenta’s partner, CSL, looks forward to introducing a subcutaneous formulation into the phase 1 program.

Momenta’s SIFbody platform combines multiple Fc’s with antibody fabs to optimally activate Fc and complement effector function and effectively deplete target cells. CD38 is a target on plasmacytes, immune system cells responsible for generating autoantibodies (autoimmune disease) and M protein (multiple myeloma). Pre-clinical data suggests this CD38 SIFbody has the potential to be a best-in-class therapeutic for the management of plasmacyte-mediated diseases such as multiple myeloma, AL amyloidosis and rare, auto-antibody-mediated diseases.

•	The Company has nominated an early development CD38 SIFbody candidate and expects to initiate IND enabling studies in 2020.

Financial Guidance

Momenta provides non-GAAP operating expense guidance, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP financial measures. Non-GAAP operating expense is total operating expense, less stock-based compensation expense, restructuring expense and collaborative reimbursement revenue.

Refer to the section of this press release below entitled “Non-GAAP Financial Information and Other Disclosures” for further discussion of this subject.

•	Momenta expects that its non-GAAP operating expense for the fourth quarter of 2019 will be in line with its previously announced guidance, which was outlined in its third-quarter 2019 earnings release.

•	The Company expects to report approximately $545.1 million of cash, cash equivalents and marketable securities at December 31, 2019.

•	Momenta is providing 2020 full year estimated non-GAAP operating expense guidance of $220-240 milion.

Non-GAAP Financial Information and Other Disclosures

Momenta uses a non-GAAP financial measure, non-GAAP operating expense, to provide operating expense guidance. Momenta believes this non-GAAP financial measure is useful to investors because it provides greater transparency regarding Momenta’s operating performance as it excludes non-cash stock compensation expense, restructuring expense and collaborative reimbursement revenue. This non-GAAP financial measure should not be considered a substitute or an alternative to GAAP total operating expense and should not be considered a measure of Momenta’s liquidity. Instead, non-GAAP operating expense should only be used to supplement an understanding of Momenta’s operating results as reported under GAAP. Momenta has not provided forward-looking GAAP operating expense or GAAP reconciliation for its forward-looking non-GAAP annual operating expense because Momenta cannot reliably predict without unreasonable efforts the timing or amount of the factors that substantially contribute to the projection of stock compensation expense, which is excluded from the forward-looking non-GAAP financial measure. The Company does not expect restructuring expense and collaboration reimbursement revenue to be material.

The preliminary, unaudited financial information provided or referred to in this release is based on Momenta’s current estimate of its results for the quarter ended December 31, 2019 and its cash, cash equivalents, and marketable securities as of December 31, 2019, and remains subject to change based on closing and audit procedures, and the execution of Momenta’s internal control over financial reporting.

About Momenta

Momenta Pharmaceuticals is a biotechnology company with a validated innovative scientific platform focused on discovering and developing novel therapeutics to treat rare, immune-mediated diseases and advancing its late stage biosimilar portfolio. The company is headquartered in Cambridge, MA.

To learn more about Momenta, please visit www.momentapharma.com, which does not form a part of this press release.

Momenta’s logo, trademarks, and service marks are the property of Momenta Pharmaceuticals, Inc. All other trade names, trademarks, or service marks are property of their respective owners.

Forward-Looking Statements

Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about the use, design, timing, strategy and goals of clinical trials, and the availability, timing and amount of data and results; market potential and product revenues of our products and product candidates; the efficacy, safety, tolerability, potency, dosing, convenience and commercial potential of our product candidates, including their potential as best-in-class agents; and preliminary financial results for 2019 and non-GAAP operating expense projections for 2020. Forward-looking statements may be identified by words such as "believe," "continue," "plan to," "potential," "will," and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including the risk of the unpredictable nature of early stage development efforts for our product candidates; safety, efficacy or tolerability problems with our product candidates; unexpected adverse clinical trial results; and those referred to under the section "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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INVESTOR CONTACT:	MEDIA CONTACT:
Patty Eisenhaur	Karen Sharma
Momenta Pharmaceuticals	MacDougall
1-617-395-5189	1-781-235-3060
IR@momentapharma.com	Momenta@macbiocom.com